Exhibit 99.1

Almost Family, Inc. Steve Guenthner (502) 891-1000	The Ruth Group Investor Relations Nick Laudico/Zack Kubow (646) 536-7030/7020 nlaudico@theruthgroup.com zkubow@theruthgroup.com

Almost Family Reports First Quarter 2011 Results

First Quarter Highlights:
•	Net service revenues increased to approximately $83 million
•	Net income of $5.7 million, or $0.61 per diluted share
•	Diluted EPS includes $0.03 of expenses related to governmental inquiries and $0.01 for acquisition costs, excluding which, diluted EPS would have been $0.65
•	Visiting Nurse segment net revenues grew to $73 million, on 8% Medicare organic admission growth
•	Quarterly operating cash flow was $8.3 million
•	Approximately $174 million in cash plus credit facility is available to fund acquisitions

Louisville, KY, April 28, 2011 – Almost Family, Inc. (Nasdaq: AFAM), a leading regional provider of home health nursing services, announced today its financial results for the three-months ended March 31, 2011.

William Yarmuth, Chief Executive Officer, commented, “Our first quarter operating results mark the Company’s first full quarter with the effect of the Medicare rate cut combined with other operational challenges from health care reform.  Despite these headwinds, we are pleased to announce favorable operating results and continued growth produced by the unwavering patient care focus of our Senior Advocacy Mission and our team of over 6,000.  Our organic admission and revenue growth continue to produce cash flow that further strengthens our balance sheet and positions us well for continued growth.”

First Quarter Financial Results

Almost Family reported first quarter results that included the impact of the Medicare reimbursement rate cut for 2011 which reduced consolidated and Visiting Nurse (VN) segment revenue and pre-tax operating income by $3.9 million. This was partially offset by volume growth.

Net service revenues for the first quarter grew to $82.6 million, a 2% increase from $81.3 million reported in the first quarter of 2010.

Net income for the first quarter of 2011 was $5.7 million, or $0.61 per diluted share, down from first quarter of 2010 net income of $7.4 million, or $0.80 per diluted share. Fees and expenses related to governmental inquiries lowered first quarter 2011 EPS by approximately $0.03 while deal costs lowered first quarter 2011 EPS by approximately $0.01, without which diluted EPS would have been $0.65.  There were no investigation or acquisition costs included in operating results for the first quarter of 2010.

Almost Family Reports First Quarter 2011 Results

April 28, 2011

First Quarter Segment Results

Net service revenues in the VN segment for the first quarter grew to $72.7 million, a 1.6% increase from $71.5 million in the first quarter of 2010, after the $3.9 million effect of the previously mentioned Medicare rate cut.  Organic Medicare admissions grew 8.2%, while completed episodes grew 5.7%.  Operating income before corporate expenses in the VN segment for the first quarter of 2011 was $13.0 million, a $2.9 million decrease from $15.9 million reported for the first quarter of 2010 as the impact of VN admission growth offset approximately $1.0 million of the Medicare rate cut.

Net service revenues in the Personal Care (PC) segment for the first quarter of 2011 grew 1.4% or $0.1 million to $9.9 million from $9.8 million in the first quarter of 2010.  Operating income before unallocated corporate expenses in the PC segment increased 24.2% to $1.5 million from $1.2 million in the first quarter of 2010.  In 2011, the Company discontinued its personal care operations previously located in Boston MA.

Regulatory Inquiries and Shareholder Litigation
As previously announced, the Company is continuing to cooperate fully with investigators from the US Senate Finance Committee and the US Securities and Exchange Commission regarding their inquiries following an April 27, 2010 Wall Street Journal article related to Medicare home health therapy services.  Fees and expenses associated with these inquiries and their impact on the Company’s financial results are described above.

Conference Call

A conference call to review the results will begin at 11:00 a.m. ET on April 28, 2011, and will be hosted by William Yarmuth, Chief Executive Officer, and Steve Guenthner, Chief Financial Officer. To participate in the conference call, please dial 1-877-407-0789 (USA) or 1-201-689-8562 (International).  In addition, a dial-up replay of the conference call will be available beginning April 28, 2011 at 2:00 p.m. ET and ending on May 12, 2011. The replay telephone number is 1-877-870-5176 (USA) or 1-858-384-5517 (International). Pin number 371592.

A live Web cast of the call will also be available from the Investor Relations section of the corporate Web site at http://www.almostfamily.com. A Web cast replay can be accessed on the corporate Web site beginning April 28, 2011 at approximately 2:00 p.m. ET and will remain available until May 28, 2011.

Almost Family Reports First Quarter 2011 Results

April 28, 2011

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(In thousands, except per share data)

	Three Months Ended March 31,
	2011	2010
Net service revenues	$82,594	$81,312
Cost of service revenues (excluding depreciation and amortization)	38,965	37,206
Gross margin	43,629	44,106
General and administrative expenses:
Salaries and benefits	24,339	22,274
Other	9,687	9,287
Total general and administrative expenses	34,026	31,561
Operating income	9,603	12,545
Interest expense, net	(55)	(89)
Income before income taxes	9,548	12,456
Income tax expense	(3,843)	(5,013)
Net income	$5,705	$7,443

Per share amounts-basic:
Average shares outstanding	9,205	9,071
Net income	$0.62	$0.82

Per share amounts-diluted:
Average shares outstanding	9,329	9,326
Net income	$0.61	$0.80

Almost Family Reports First Quarter 2011 Results

April 28, 2011

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2011
ASSETS	(UNAUDITED)	December 31, 2010
CURRENT ASSETS:
Cash and cash equivalents	$55,462	$47,943
Accounts receivable - net	41,106	39,772
Prepaid expenses and other current assets	6,105	3,513
Deferred tax assets	7,325	8,521
TOTAL CURRENT ASSETS	109,998	99,749

PROPERTY AND EQUIPMENT - NET	4,283	4,514
GOODWILL	101,060	101,060
OTHER INTANGIBLE ASSETS	14,258	14,285
OTHER ASSETS	533	519
	$230,132	$220,127

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,746	$5,424
Accrued other liabilities	23,612	20,529
Current portion - capital leases and notes payable	141	1,695
TOTAL CURRENT LIABILITIES	29,499	27,648

LONG-TERM LIABILITIES:
Notes payable	1,325	1,325
Deferred tax liabilities	9,160	8,763
Other liabilities	140	223
TOTAL LONG-TERM LIABILITIES	10,625	10,311
TOTAL LIABILITIES	40,124	37,959

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.05; authorized
2,000 shares; none issued or outstanding	-	-
Common stock, par value $0.10; authorized
25,000; 9,364 and 9,239
issued and outstanding	937	924
Treasury stock, at cost, 8 and 4 shares	(297)	(139)
Additional paid-in capital	99,353	97,073
Retained earnings	90,015	84,310
TOTAL STOCKHOLDERS' EQUITY	190,008	182,168
	$230,132	$220,127

Almost Family Reports First Quarter 2011 Results

April 28, 2011

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

	Three Months Ended March 31,
	2011	2010
Cash flows from operating activities:
Net income	$5,705	$7,443
Adjustments to reconcile income to net cash provided by operating activities:
Depreciation and amortization	745	669
Provision for uncollectible accounts	605	814
Stock-based compensation	392	430
Deferred income taxes	1,592	1,059
	9,039	10,415
Change in certain net assets and liabilities, net of the effects of acquisitions:
(Increase) decrease in:
Accounts receivable	(1,939)	(1,882)
Prepaid expenses and other current assets	248	293
Other assets	(14)	6
Increase in:
Accounts payable and accrued expenses	929	4,750
Net cash provided by operating activities	8,263	13,582

Cash flows from investing activities:
Capital expenditures	(434)	(467)
Acquisitions, net of cash acquired	-	(1)
Net cash used in investing activities	(434)	(468)

Cash flows from financing activities:
Proceeds from exercise of stock options	43	107
Purchase of common stock in connection with share awards	(391)	(31)
Tax benefit from share awards	1,592	21
Principal payments on capital leases and notes payable	(1,554)	(1,600)
Net cash used in financing activities	(310)	(1,503)

Net increase in cash and cash equivalents	7,519	11,611
Cash and cash equivalents at beginning of period	47,943	19,389
Cash and cash equivalents at end of period	$55,462	$31,000

Summary of non-cash investing and financing activities:
Settlement of Directors Deferred Compensation Plan	$501	$-

Almost Family Reports First Quarter 2011 Results

April 28, 2011

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)
(In thousands)

	Three Months Ended March 31,
	2011		2010		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$72,690	88.0%	$71,541	88.0%	$1,149	1.6%
Personal Care	9,904	12.0%	9,771	12.0%	133	1.4%
	$82,594	100.0%	$81,312	100.0%	$1,282	1.6%
Operating income before corporate expenses:
Visiting Nurse	$13,010	17.9%	$15,883	22.2%	$(2,873)	-18.1%
Personal Care	1,459	14.7%	1,176	12.0%	283	24.1%
	14,469	17.5%	17,059	21.0%	(2,590)	-15.2%
Corporate expenses	4,866	5.9%	4,514	5.6%	352	7.8%
Operating income	9,603	11.6%	12,545	15.4%	(2,942)	-23.5%
Interest expense, net	55	0.1%	89	0.1%	(34)	-38.2%
Income tax expense	3,843	4.7%	5,013	6.2%	(1,170)	-23.3%
Net income	$5,705	6.9%	$7,443	9.2%	$(1,738)	-23.4%

EBITDA	$10,740	13.0%	$13,644	16.8%	$(2,904)	-21.3%

Almost Family Reports First Quarter 2011 Results

April 28, 2011

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Three Months Ended March 31,
	2011		2010		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Average number of locations	91		84		7	8.3%

All payors:
Patients Months	52,486		50,528		1,958	3.9%
Admissions	15,675		14,664		1,011	6.9%
Billable Visits	479,807		460,223		19,584	4.3%

Medicare Statisitics:
Revenue (in thousands)	$67,304	92.6%	$65,698	91.8%	$1,606	2.4%
Billable visits	407,502		381,958		25,544	6.7%
Admissions	14,352		13,268		1,084	8.2%
Recertifications	8,327		8,104		223	2.8%
Episodes Completed	21,427		20,262		1,165	5.7%

Revenue per completed episode	$2,998		$3,133		$(135)	-4.3%
Visits per episode	18.0		18.0		-	0.0%

PERSONAL CARE OPERATING METRICS

	Three Months Ended March 31,
	2011		2010		Change
	Amount		Amount		Amount	%
Average number of locations	23		23		-	0.0%

Admissions	781		792		(11)	-1.4%
Patient months of care	10,949		11,300		(351)	-3.1%
Patient days of care	140,631		141,232		(601)	-0.4%
Billable hours	551,514		556,339		(4,825)	-0.9%
Revenue per billable hour	$17.96		$17.56		$0.39	2.2%

Non-GAAP Financial Measure
The information provided in some of the tables in this release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules.  In accordance with SEC rules, the Company has provided, in the supplemental information and the footnotes to the tables, a reconciliation of those measures to the most directly comparable GAAP measures.

EBITDA
Earnings before interest, taxes, depreciation and amortization (EBITDA) is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net

Almost Family Reports First Quarter 2011 Results

April 28, 2011

income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in certain covenants contained in our credit agreement.

The following tables set forth a reconciliation of net income to EBITDA:

(In thousands)

	Three Months Ended March 31,
	2011	2010
Net income	$5,705	$7,443
Add back:
Interest expense	55	89
Income tax expense	3,843	5,013
Depreciation and amortization	745	669
Amortization of stock-based compensation	392	430
Earnings before interest, income taxes, depreciation and amortization (EBITDA)	$10,740	$13,644

About Almost Family
Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing services, with branch locations in Florida, Kentucky, New Jersey, Connecticut, Ohio, Massachusetts, Missouri, Alabama, Illinois, Pennsylvania, and Indiana (in order of revenue significance). Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment and a personal care segment. Altogether, Almost Family operates over 110 branch locations in 11 U.S. states.

Forward Looking Statements
All statements, other than statements of historical facts, included in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "project," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or third party consents may not be obtained, the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in

Almost Family Reports First Quarter 2011 Results

April 28, 2011

our relationships with referral sources; the ability of the Company to integrate acquired operations; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; and the Company’s self-insurance risks.  For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 31, 2010, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.” The Company undertakes no obligation to update or revise its forward-looking statements.